                                                                EXHIBIT 3

                                                                January 27, 1997


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                            CB FINANCIAL CORPORATION



                                   ARTICLE I
                                    OFFICES


         1.01 PRINCIPAL OFFICE. The principal office of the corporation shall be at such place within the state of Michigan as the Board of Directors shall determine from time to time.

         1.02 OTHER OFFICES. The corporation may also have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.


                                   ARTICLE II
                                      SEAL

         2.01 SEAL. The corporation shall have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.


                                  ARTICLE III
                                 CAPITAL STOCK

         3.01 ISSUANCE OF SHARES. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and such terms and conditions as the Board shall deem advisable, subject to the provisions of the Articles of Incorporation of the corporation and the further provisions of these Bylaws, and subject also to any requirements or restrictions imposed by the laws of the State of Michigan.

         3.02 CERTIFICATES FOR SHARES. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board, President, a Vice President or Assistant Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is, countersigned by a transfer agent

                                                                January 27, 1997

or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer to the date of issuance. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the State of Michigan; the name of the person to whom it is issued; the number and class of shares, and the designation of the series, if any, which the certificate represents; the par value of each share represented by the certificate, or a statement that the shares are without par value; and such other provisions as may be required by the laws of the State of Michigan.

         3.03 TRANSFER OF SHARES. The shares of the capital stock of the corporation shall be transferred by the corporation or any person, partnership, corporation, bank or national association which the corporation may designate or appoint (transfer agent) from time to time by the resolution of the board. Such resolution may authorize the President or another officer designated by the President to determine and approve the terms and conditions to the authorized transfers. All transfers made shall be entered on the records of the corporation.

         3.04 REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, consolidation, merger, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.

         3.05 LOST OR DESTROYED CERTIFICATES. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates any or all of the following:

         (a) Presentation of additional evidence or proof of the loss, destruction or mutilation claimed;

         (b) Advertisement of loss in such manner as the Board of Directors may direct or approve;

         (c) A bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve;

                                                                January 27, 1997


         (d)     The order or approval of a court or judge.

         3.06 LIEN. The corporation shall have a lien upon all capital stock and property invested in the corporation for all debts due to the corporation or any of its subsidiaries.


                                   ARTICLE IV
                   SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

         4.01 PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

         4.02 ANNUAL MEETING. The annual meeting of the shareholders of the corporation shall be held on the third Monday in April of each year at 3 p.m. or such other time or such day as may be designated in the notice thereof. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting.

         4.03 SPECIAL MEETINGS. Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary at the written request of shareholders holding a majority of the shares of stock of the corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called.

         4.04 NOTICE OF MEETINGS. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing such notice to his last address as it appears on the books of the corporation. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Bylaw.

         4.05 RECORD DATES. The Board of Directors, the Chairman of the Board (if such office is filled) or the President may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more

                                                                January 27, 1997

than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of a shareholder and his transferee or transferor as between themselves.

         4.06 LIST OF SHAREHOLDERS. The Secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder, be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

         4.07 QUORUM. Unless a greater or lesser quorum is required in the Articles of Incorporation or by the laws of the State of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for transaction of such item of business.

         4.08 PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him by proxy. A proxy shall be signed by the shareholder or his authorized agent or representative and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Michigan.

         4.09. INSPECTORS OF ELECTION. The Board of Directors, in advance of a shareholders' meeting, may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. If appointed, the inspectors shall determine the number of shares outstanding, and the voting power of each, the shares represented at the meeting, the existence of a quorum and validity and effect of proxies, and shall receive votes, ballots or consents, hear

                                                                January 27, 1997

and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

         4.10 VOTING. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. Votes shall be cast in writing, signed by the shareholder or his proxy. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or by the laws of the State of Michigan. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

         4.11    CONTROL SHARE ACQUISITIONS.       Pursuant to Section 794 of
the Michigan Business Corporation Act, Chapter 7B of the Michigan Business Corporation Act does not apply to any "control share acquisition" (as such term is defined in Section 791 of the Michigan Business Corporation Act) of shares of this Corporation.


                                   ARTICLE V
                                   DIRECTORS

         5.01 NUMBER. The business and affairs of the corporation shall be managed by a Board of not less than five (5) nor more than fifteen (15) directors as shall be fixed from time to time by the Board of Directors. The directors need not be residents of Michigan.

         5.02 ELECTION, RESIGNATION, REMOVAL AND VACANCIES. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The first class of the first board of directors shall be elected to hold office for a term expiring at the annual meeting of shareholders in 1982, directors of the second class shall be elected to hold office for a term expiring at the next succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting.
During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall

                                                                January 27, 1997

have been chosen. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of shareholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors given at a meeting of the shareholders called for that purpose.

         5.03 AGE. No person 70 years of age or over shall be eligible for election, re-election or appointment to the Board of Directors. In the event a director attains 70 years of age upon or before April 30 while serving his/her term, such term shall automatically terminate at the next annual shareholders' meeting. Such director's successor shall be elected by the shareholders for the remainder of the retiring director's term at the said next annual shareholders' meeting in the same manner as the other directors being elected.

         5.04 ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annul meeting of the shareholders, or within three (3) days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders has been held or such other place as the Board may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appear for an annual meeting of the Board of Directors the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annul meeting, or by consent resolution.

         5.05 REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the Board may be called by the Chairman of the Board (if such office is filed) or the President and shall be called by the President or Secretary upon the written request of any two directors.

         5.06 NOTICES. No notice shall be required for annual or regular meetings of the Board or for adjourned meetings, whether regular or special. Three days' written notice shall be given for special meetings of the Board, and such notice shall state the time, place and purpose or purposes of the meeting.

         5.07 QUORUM. A majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board or of the committee, except as a larger vote my be required by the laws of the State of Michigan. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment

                                                                January 27, 1997

by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting,

         5.08 EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint three or more members of the Board as an executive committee to exercise all powers and authorities of the Board in management of the business and affairs of the corporation, except that the committee shall not have power or authority to:

         (a)     Amend the Articles of Incorporation;

         (b)     Adopt an agreement of merger or consolidation;

         (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets;

         (d) Recommend to shareholders a dissolution of the corporation or revocation of a dissolution;

         (e)     Amend these Bylaws;

         (f)     Fill vacancies in the Board;

         (g) Fix the compensation of the directors for serving on the Board or on a committee; or

         (h) Unless expressly authorized by the Board, declare a dividend or authorize the issuance of stock.

         The Board of Directors from time to time may, by like resolution, appoint such other committees of one or more directors to have such authority as shall be specified by the Board in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.

         5.09 DISSENTS. A director who is present at a meeting of the Board of Directors, or a committee thereof of which he is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent

                                                                January 27, 1997

from a meeting of the Board, or a committee thereof of which he is a member, at which any such action is taken is presumed to have concurred in the action unless he files his written dissent with the Secretary of the corporation within a reasonable time after the has knowledge of the action.

         5.10 COMPENSATION. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.

         5.11 OWNERSHIP OF SHARES. It is a condition of qualification to become a member, or to continue to be a member, of the Board of Directors that such member be the bona fide owner in his own right of not less than $1,000,00 par value of the common stock of the corporation.


                                   ARTICLE VI
                NOTICES, WAIVERS OF NOTICE AND MANNER OF ACTING

         6.01 NOTICES. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given by mail, telegram, radiogram or cablegram to any shareholder, director or committee member at his last address as it appears on the books of the corporation. Such notice shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched.

         6.02 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan. Attendance of a person at any meeting of shareholders, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         6.03 ACTION WITHOUT A MEETING. Any action required or permitted at any meeting of shareholders or directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the shareholders or directors or committee members entitled to vote thereon consent thereto in writing.


                                  ARTICLE VII
                                    OFFICERS

         7.01 NUMBER. The Board of Directors shall elect or appoint a President, a Secretary

                                                                January 27, 1997

and a Treasurer, and may select a Chairman of the Board, and one or more Vice Presidents, Assistant Secretaries and/or Assistant Treasurers. The President and Chairman of the Board, if any, shall be members of the Board of Directors. Any two of the above offices, except those of the President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity.

         7.02 TERM OF OFFICE, RESIGNATION AND REMOVAL. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

         7.03 VACANCIES. The Board or Directors my fill any vacancies in any office occurring for whatever reason.

         7.04 AUTHORITY. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.


                                  ARTICLE VIII
                               DUTIES OF OFFICERS

         8.01 CHAIRMAN OF THE BOARD. The Chairman of the Board, if such office is filled, shall be the chief executive officer of the corporation and shall preside at all meetings of the shareholders and of the Board of Directors at which he is present. He shall see that all orders and resolutions of the Board are carried into effect, and he shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations which are held by the corporation.

         8.02 PRESIDENT. If the office of Chairman of the Board is filled, the President shall be the chief operating officer of the corporation and shall have the general powers of supervision and management over the day-to-day operations of the corporation. In the absence or disability of the Chairman of the Board, or if that office has not been filled he also shall perform the duties and execute the powers of the Chairman of the Board as set forth in these Bylaws.

         8.03 VICE PRESIDENTS. The Vice Presidents, in order of their seniority, shall, in the absence or disability of the President, perform his duties and exercise his powers and shall perform such other duties as the Board of Directors or the President may from time to time

                                                                January 27, 1997

prescribe.

         8.04 SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors. He shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of his duties, powers and authorities to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

         8.05 TREASURER. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall render to the President and directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his duties, powers and authorities to one or more Assistant Treasurers unless such delegation be disapproved by the Board of Directors.

         8.06 ASSISTANT SECRETARIES AND TREASURERS. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of his absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of his absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Board of Directors may prescribe.


                                   ARTICLE IX
                             SPECIAL CORPORATE ACTS

         9.01 ORDERS FOR PAYMENT OF MONEY. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         9.02 CONTRACTS AND CONVEYANCES. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officer, or agents, the Chairman of the Board, the President or any Vice

                                                                January 27, 1997

President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.


                                   ARTICLE X
                               BOOKS AND RECORDS

         10.01 MAINTENANCE OF BOOKS AND RECORDS. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation's business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board shall determine.

         10.02 RELIANCE ON BOOKS AND RECORDS. In discharging his duties, a director or an officer of the corporation, when acting in good faith may rely upon the opinion of counsel for the corporation, upon the report of an independent appraiser selected with reasonable care by the Board, or upon financial statements of the corporation represented to him to be correct by the President or the officer of the corporation having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm or such accountants fairly to reflect the financial condition of the corporation.


                                   ARTICLE XI
                                INDEMNIFICATION

         11.01 NON-DERIVATIVE ACTIONS. Subject to all of the other provisions of this Article, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act

                                                                January 27, 1997

in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         11.02 DERIVATIVE ACTIONS. Subject to all of the provisions of this Article, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been alleged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         11.03 EXPENSES OF SUCCESSFUL DEFENSE. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.01 or 11.02 of these Bylaws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         11.04 DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under Section 11.01 or 11.02 of these Bylaws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 11.01 or 11.02, whichever is applicable. Such determination shall be made in any of the following ways:

         (i) By the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding.

         (ii) If such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

         (iii)   By the shareholders.

                                                                January 27, 1997

         11.05 EXPENSE ADVANCE. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Section 11.01 or 11.02 of these Bylaws may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in
Section 11.04 upon receipt of an undertaking by or on behalf of the person involved to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

         11.06 FORMER DIRECTORS AND OFFICERS. The indemnification provided in the foregoing Sections continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         11.07 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under these Bylaws or the laws of the State of Michigan.

         11.08 CHANGES IN MICHIGAN LAW. In the event of any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of Article XI of these Bylaws, then the indemnification to which any person shall he entitled hereunder shall be determined by such changed provisions. The Board of Directors is authorized to amend this Bylaw to conform to any such changed statutory provisions.


                                  ARTICLE XII
                                    PROXIES

         12.01 PROXIES. Any share in any other corporation which may from time to time be held by the Corporation may be represented and voted at any meeting of stockholders of such other corporation by any person or persons thereunto authorized by the Board of Directors, or if no one is so authorized, by the President or by any proxy appointed in writing by the President.


                                  ARTICLE XIII
                                   AMENDMENTS

         13.01 AMENDMENTS. The Bylaws of the corporation may be amended, altered or repealed, in whole or in part, by the shareholders, as provided in the Articles of Incorporation, by the Board of Directors at any meeting duly held in accordance with these Bylaws, provided

                                                                January 27, 1997

that notice of the meeting includes notice of the proposed amendment, alteration or repeal, and provide further that the Board of Directors shall not make or alter any Bylaw fixing their number, qualifications, classifications or term of office, but the Board of Directors may, however, recommend to the shareholders such addition or alteration as provide in the Articles of Incorporation.